EXHIBIT 3.2


                          AMENDED AND RESTATED BY-LAWS
                                       OF
                              EQUIDYNE CORPORATION
                            (A DELAWARE CORPORATION)

                                   ARTICLE I.

                                    OFFICES

     Section 1. Registered Agent and Office. The registered agent of Equidyne Corporation (the "Corporation") shall be Corporation Service Company. The registered office of the Corporation shall be 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, State of Delaware 19808.

     Section 2. Other Offices. The Corporation may also have offices in such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II.

                            MEETINGS OF STOCKHOLDERS

     Section 1. Annual Meeting. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the annual meeting.

     Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman, the Chief Executive Officer or the President and shall be called by the Chief Executive Officer, President or Secretary at the request in writing of a majority of the members of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 3. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten days prior to the meeting as required by applicable law. The list of stockholders shall also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     Section 4. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these By-Laws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

     Section 5. Quorum. The holders of a majority in voting power of the issued and outstanding shares of stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation or these By-Laws. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided,



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however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     Section 6. Adjournments. If a quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority in voting power thereat, present in person or represented by proxy, or the chairman of the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 7. Voting. Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of the capital stock held by him having voting power upon the matter in question. When a quorum is present at any meeting for the election of directors, a plurality of the votes cast of shares present in person or represented by proxy at the meeting and entitled to vote for the election of directors shall be sufficient to elect directors. When a quorum is present at any meeting for all other elections or questions, a majority of the votes cast of shares present in person or represented by proxy at the meeting and entitled to vote on the election or question shall be sufficient to decide such election or question, unless the election or question is one upon which by express provision of the Certificate of Incorporation, these By-Laws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or regulation, a different vote is required in which case such express provision shall govern and control the decision of such election or question. Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election unless so determined by the Board of Directors or the chairman of the meeting.

     Section 8. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent in lieu of a meeting may authorize another person or persons to act for him by proxy, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering a revocation of the proxy or a new proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation.

     Section 9. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the Chief Executive Officer, or in his absence by the President, or in his absence by a Vice-President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence or unavailability, the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 10. Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts, in the judgment of such chairman, as are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) opening and closing of the polls for each matter upon which the stockholders will vote; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.



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     Section 11. Advance Notice of Stockholder Business. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this
Section 11. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in voting to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the date of the annual meeting; provided, however, that in the event that less than fifty days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting, the following:

     (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting business at the annual meeting;

     (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business;

     (iii) the class and number of shares of the Corporation's voting stock that are beneficially owned by such stockholder; and

     (iv) any material interest of such stockholder in such business.

     Notwithstanding anything in these By-Laws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 11. The chairman of the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 11 and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

     Section 12. Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share,
(ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and
(v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

                                  ARTICLE III.

                                    DIRECTORS



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     Section 1. General Powers. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     Section 2. Number; Term. The number of directors that shall constitute the entire board shall be not less than four nor more than seven. Within the limits above specified, the number of directors shall be determined from time to time by resolution of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until his successor is elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws, or as otherwise provided by statute or the Certificate of Incorporation. Directors need not be stockholders.

     Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the entire Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

     Section 4. Place of Meeting. The Board of Directors of the Corporation may hold meetings, both annual, regular and special, either within or without the State of Delaware, as the Board of Directors may from time to time determine.

     Section 5. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III.

     Section 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.

     Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer, or the President on 24 hours notice to each director, special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors unless the Board of Directors consists of only one director; in which case special meeting shall be called by the President or Secretary in like manner and on like notice on the written request of the sole director.

     Section 8. Quorum. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 9. Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any Committee thereof may



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be taken without a meeting, if all members of the Board of Directors or
Committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or Committee in accordance with applicable law.

     Section 10. Telephonic Participation. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any Committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any Committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 11. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     Section 12. Removal of Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors.

     Section 13. Nominating Procedure. Only persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible for election as directors of the Corporation by stockholders. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which Directors are to be elected only (i) by or at the direction of the Board of Directors; or (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth below. Nominations for election as a director of the Corporation, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive offices of the Corporation not less than sixty days or more than ninety days prior to the date of the meeting; provided, however, that in the event that less than fifty days' notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth:

     (x) as to each person whom such stockholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

     (y) as to the stockholder giving the notice (I) the name and address, as they appear on the Corporation's books, of such stockholder, and (II) the class and number of shares of the Corporation's voting capital stock that are beneficially owned by such stockholder.

     At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 13. The chairman of the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


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                                   ARTICLE IV.

                             COMMITTEES OF DIRECTORS

     Section 1. Committees. The Board of Directors may designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. In the absence or disqualification of a member of a Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such Committee, to the extent permitted by law and to the extent such powers and authority are specifically delegated to such Committee in the resolutions(s) of the Board of Directors relating to such Committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

     Section 2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these By-Laws.

                                   ARTICLE V.

                                     NOTICES

     Section 1. General. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, except as otherwise provided herein or permitted by applicable law, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile or other means of electronic transmission as permitted by the statutes.

     Section 2. Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof, given by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

                                   ARTICLE VI.

                                    OFFICERS

     Section 1. Positions; Terms. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a Chief Executive Officer, a President, a Vice-President, a Secretary and a Treasurer. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary and a Treasurer. The Board of Directors may also choose a Vice Chairman, additional Vice-Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the



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statute, the Certificate of Incorporation or these By-Laws otherwise provide.
The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

     Section 2. Appointments. The Board of Directors may appoint, or delegate to the Chairman, the Chief Executive Officer or the President the power to appoint, such other officers (including one or more Assistant Vice-Presidents, Assistant Treasurers and Assistant Secretaries) and agents as it or he shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors or the officer making such appointment.

     Section 3. Resignation. Any officer of the Corporation may resign at any time by giving notice of his resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4. Removal. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of the majority of the entire Board of Directors at any meeting of the Board of Directors called for such purpose. Any officer or agent appointment by the Chairman of the Board, the Chief Executive Officer or the President pursuant to Section 2 of this Article may be removed, either with or without cause, by the Chairman of the Board, the Chief Executive Officer or President. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

     Section 5. Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors; provided, however, that the Board of Directors may delegate to the Chairman of the Board, the Chief Executive Officer or the President the power to fix the compensation of officers and agents appointed by the Chairman of the Board, the Chief Executive Officer or the President, as the case may be. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation, but any such officer who shall also be a director shall not vote in the determination of the amount of compensation paid to him.

     Section 6. Chairman of the Board of Directors. The Chairman of the Board, if one be elected, shall be the chief executive officer of the Corporation; he shall preside at all meetings of the stockholders and directors, shall be ex officio a member of all standing committees, shall have general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such other duties as the Board of Directors shall prescribe; provided, however, that a person serving as acting, interim or non-executive Chairman of the Board shall not also be chief executive officer of the Corporation nor shall such person have general and active management of the business of the Corporation.

     Section 7. Chief Executive Officer. The Chief Executive Officer, if other than the Chairman of the Board, shall be the chief executive officer of the Corporation. He shall possess power to sign all certificates, contracts, and other instruments of the Corporation. He shall, in the absence of the Chairman of the Board, preside at all of the meetings of the stockholders and of the Board of Directors. He shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.

     Section 8. Vice Chairman of the Board. The Vice Chairman of the Board, if one be elected, shall have such powers and perform all such duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board and, unless otherwise provided by the Board of Directors, shall in the case of the absence or inability to act of the Chairman of the Board and the Chief Executive Officer, perform the duties of the Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board.

     Section 9. President. The President of the Corporation shall be the chief operating and administrative officer of the Corporation. If there is no Chairman or Vice Chairman of the Board and no Chief



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Executive Officer or during the absence or disability of the Chairman and Vice
Chairman of the Board and the Chief Executive Officer, the President shall exercise all of the powers and discharge all of the duties of the Chairman of the Board. He shall possess power to sign all certificates, contracts, and other instruments of the Corporation. He shall, in the absence of the Chairman and Vice Chairman of the Board and the Chief Executive Officer, preside at all of the meetings of the stockholders and of the Board of Directors. He shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

     Section 10. Vice-Presidents. In the absence of the President or in the event of his inability or refusal to act, the Board of Directors shall designate the person(s) who shall perform the duties of President, and, in the event of a failure of the Board of Directors to make such a designation within two weeks after the commencement of such absence or inability to act of the President, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 11. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing Committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, the Chief Executive Officer or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

     Section 12. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 13. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers of the Corporation for such disbursements, and shall render to the President, Chief Executive Officer and Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section 14. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.



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

                                  ARTICLE VII.

                      CONTRACTS, LOANS, BANK ACCOUNTS, ETC.

     Section 1. Execution of Contracts. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. Unless authorized by the Board of Directors or expressly permitted by these By-Laws, an officer or agent or employee shall not have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

     Section 2. Loans. Unless the Board of Directors shall otherwise determine, either the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the President, singly, may effect loans and advances at any time for the Corporation or guarantee any loans and advances to any subsidiary of the Corporation, from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences or indebtedness of the Corporation, or guarantee of indebtedness of subsidiaries of the Corporation, but no officer or officers other than in the ordinary course of business shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation, except when authorized by the Board of Directors.

     Section 3. Check, Drafts, Etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such person or persons and in such manner as shall from time to time be authorized by the Board of Directors.

     Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation, or in such other manner as the Board of Directors may determine.

     Section 5. General and Special Bank Accounts. The Board of Directors may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board of Directors may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

     Section 6. Proxies in Respect of Securities of other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, or a Vice-President may from time to time appoint an attorney or attorneys or agent or agents, of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper.

                                  ARTICLE VIII.

                              CERTIFICATES OF STOCK

     Section 1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors or the Chief Executive Officer, or the President or a Vice-President and the Treasurer or, an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

     Section 2. Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 4. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 5. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than action by consent in writing without a meeting), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, be not more than sixty (60) nor less than ten (10) days before the date of such meeting; and (ii) in the case of any other action (other than action by consent in writing without a meeting), shall be not more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose (other than action by consent in writing without a meeting) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

     Section 7. Action by Written Consent. (a) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten
(10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board of Directors fix a record date. The Board of Directors shall promptly, but in all events within ten
(10) days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 7(a)). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 7(a) or otherwise within ten (10) days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 7(a), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board of Directors is required by applicable law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

     (b) In the event of the delivery, in the manner provided by this Section 7 and applicable law, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage an independent inspector or inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspector or inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspector or inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 7 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 7(b) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspector or inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

     (c) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the earliest dated written consent received in accordance with this
Section 7, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner prescribed in this Section 7 and applicable law, and not revoked.

                                   ARTICLE IX.

                               GENERAL PROVISIONS

     Section 1. Declaration of Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     Section 2. Payment of Dividends. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and Board of Directors may modify or abolish any such reserve in the manner in which it was created.

     Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 4. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE X.

                                 INDEMNIFICATION

     Section 1. Authority. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any Covered Person (as defined below) who was or is made or is threatened to be made a party or is otherwise involved in any proceeding (as defined below) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article X, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation.

     Section 2. Prepayment of expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article X or otherwise.

     Section 3. Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article X is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

     Section 4. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article X shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 5. Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

     Section 6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

     Section 7. Other Indemnification and Prepayment of Expenses. This Article X shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

     Section 8. Definitions of "Covered Person" and "proceeding." For purposes of this Article X, the term "Covered Person" shall mean any person who was as of January 1, 2003, or at any time thereafter becomes, a director or officer of the Corporation. For purposes of this Article X, the term "proceeding" shall mean any action, suit or proceeding, whether civil, criminal, administrative or investigative.

                                   ARTICLE XI.

                                   AMENDMENTS

     Section 1. Stockholders. These By-Laws may be amended, altered or repealed or new By-Laws may be adopted at any annual or special meeting of the stockholders; provided, however, that the notice of such meeting shall have been given as provided in these By-Laws, which notice shall mention that amendment, alteration or repeal of these By-Laws, or the adoption of new By-Laws, is one of the purposes of such meeting.

     Section 2. Board of Directors. These By-Laws may also be amended, altered or repealed or new By-Laws may be adopted by the Board of Directors at any meeting thereof; provided, however, that notice of such meeting shall have been given as provided in these By-Laws, which notice shall mention that amendment, alteration or repeal of the By-Laws, or the adoption of new By-Laws, is one of the purposes of such meeting.



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